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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A
                              Amendment Number One

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 December 4, 2000
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                        Socrates Technologies Corporation
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             (Exact name of registrant as specified in its charter)

            Delaware                  0-26614               54-1707718
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(State or other jurisdiction of     (Commission          (I.R.S. Employer
 incorporation or organization)     File Number)        Identification No.)


8133 Leesburg Pike, Suite 770, Vienna, Virginia                22182
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  (Address of principal executive offices)                (Zip code)

               Registrant's telephone number, including area code:
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                                 (703) 288-6500

          Former name or former address, if changed since last report:
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                        Socrates Technologies Corporation
                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.    Changes in Control of Registrant.
           None.

Item 2.    Acquisition or Disposition of Assets.
           None.

Item 3.    Bankruptcy or Receivership.
           None.

Item 4.    Changes in Registrant's Certifying Accountant.
           None.

Item 5.    Other Events.

         The Registrant has reached an agreement in principle with TMSI, a Washington, D.C. area representative of Comat, a Bangalore-based Indian software development company (www.comat.com) with over 450 information technology professionals, to provide computer programmers and computer programming on an as needed basis to the Registrant's operating subsidiaries. This new relationship expands the skilled labor base of the Registrant and will enable the Registrant to pursue work that was previously beyond its resources to handle. Through this arrangement with Comat, the registrant's operating subsidiary, Technet Computer Services, Inc., should benefit from substantially lower costs as compared to previous arrangements with other offshore companies. Ashok Rattehalli, the Chairman of the Registrant, is a shareholder in TMSI and was instrumental in originating and negotiating this new collaboration agreement.

         Mr. Fred Sajedi, chief executive officer of Registrant's operating subsidiaries, has recently entered into an accounts receivable financing agreement with the Registrant and Networkland Inc. to provide $100,000 in working capital to the Registrant. Mr. Sajedi raised the funds for the financing by the sale of 640,000 shares of the Registrant's common stock to an accredited investor represented by a New York City brokerage firm.

         Certain members of management of the Registrant will be purchasing shares of the Common Stock from time to time in the open market to show their confidence in the Registrant.

         The Registrant has retained legal counsel to commence legal proceedings against certain former officers of the Registrant in connection with the conduct of the affairs of Socrates Solutions Corporation.

Item  6.   Resignation of Directors.

         Recently appointed director Mr. Clark Easter is the president and founder of 4GL Software Solutions, Inc., a Monkton, Maryland authorized developer of Microsoft SQL Server database applications that are focused on the k-12 education marketplace, specifically business process management, Medicaid recovery, and educational outcomes tracking for Special Education. 4GL Software also is engaged, through an affiliated company, in medical outcomes database development. 4GL Software won the Microsoft 2000 Technology Achievement in Education Award, and also the 1998 Maryland Workplace Technology Award for the design and implementation of its Special Education Tracking Systems (SETS) for the Baltimore City Public School System. Mr. Easter's company is currently implementing Special Education solutions for several large urban school systems throughout the United States. Mr. Easter has been developing custom database solutions for the last 15 years. He received a B.A. from Harvard University and has his M.A. from the University of Santa Monica.


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         Mr. Easter is providing strategic business guidance to the Registrant, and is working with Mr. Sajedi to make Technet a profitable operation. Mr. Easter has prior experience in turning around software development operations.

         Recently appointed director Mr. Michael Shoemaker is the founder of Wellspring Partners, a Pennsylvania venture capital and management-consulting firm that assists small and start-up technology concerns in the Mid-Atlantic region. Prior to founding Wellspring Partners, Mr. Shoemaker founded and was chief executive officer of an electronics manufacturing services company specializing in military and high reliability commercial surface mount technology and he has served as a director of manufacturing for Laser Communications company in Lancaster, Pennsylvania. Mr. Shoemaker also serves as President of Venture Investment Forum of Central Pennsylvania, a division of the Susquehanna Alliance.

         Timothy Keenan resigned as a director from the Registrant's Board, and he resigned as the Registrant's chief executive officer on November 10, 2000. Keenan is no longer associated in any way whatsoever with the Registrant or any of its subsidiaries, including Socrates Solutions Corporation where he served as a director of the board and its chief executive officer.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.
           Exhibits:

         The Registrant's Third Quarter fiscal results and Form 10Q have been delayed due to the closing of the New York City operations of Socrates Solutions Corporation.

Item 8.    Change in Fiscal Year.
           None.


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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 4, 2000
                                         /s/ Ashok Rattehalli
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                                         Ashok Rattehalli, Chairman of the Board